Exhibit 99.1

Lock-up Agreement

                    , 2021

Jefferies LLC

SVB Leerink LLC

Piper Sandler & Co.

As Representatives of the Several Underwriters

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

c/o SVB Leerink LLC

255 California Street, 12th Floor

San Francisco, CA 94111

c/o Piper Sandler & Co.

345 Park Avenue, 12th Floor

New York, New York 10154

RE:	Reneo Pharmaceuticals, Inc. (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of shares of common stock, par value $0.0001 per share, of the Company (“Shares”) or of securities convertible into or exchangeable or exercisable for Shares. The Company proposes to conduct a public offering of Shares (the “Offering”) for which Jefferies LLC, SVB Leerink LLC, and Piper Sandler & Co. will act as the representatives of the underwriters (in such capacity, the “Representatives”). The undersigned recognizes that the Offering will benefit each of the Company and the undersigned. The undersigned acknowledges that the underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and, at a subsequent date, in entering into an underwriting agreement (the “Underwriting Agreement”) and other underwriting arrangements with the Company with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this letter agreement. Those definitions are a part of this letter agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not (and will cause any Family Member not to), subject to the exceptions set forth in this letter agreement, without the prior written consent of the Representatives, which may withhold their consent in their sole discretion:

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Sell or Offer to Sell any Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such Family Member,

•	enter into any Swap,

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make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

•	publicly announce any intention to do any of the foregoing.

The foregoing restrictions will not apply to the registration of the offer and sale of the Shares, and the sale of the Shares to the underwriters, in each case as contemplated by the Underwriting Agreement. In addition, the foregoing restrictions shall not apply (i) if the undersigned is a natural person, to any transfers made by the undersigned (a) as a bona fide gift to a Family Member or to a trust the beneficiaries of which are exclusively of one or more of the undersigned and/or a Family Member, (b) by will or intestate succession upon the death of the undersigned or (c) as a bona fide gift to a charity or educational institution, if, in any such case, such transfer is not for value, (ii) if the undersigned is a corporation, partnership, limited liability company or other business entity, to any transfers to any stockholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value, (iii) if the undersigned is a corporation, partnership, limited liability company or other business entity, to any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests and other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this letter agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an Affiliate of the undersigned and such transfer is not for value, (iv) to transactions relating to Shares or Related Securities acquired in the Offering if the undersigned is not an officer or director of the Company or in open market transactions after completion of the Offering, provided that no filing under the Exchange Act (other than reports filed under Section 13 of the Exchange Act) shall be required, and such transaction is not publicly announced (whether on Form 4, Form 5 or otherwise) during the Lock-Up Period and, if the filing of a report is required under Section 13 of the Exchange Act during the Lock-Up Period, such filing shall clearly indicate the type of transaction giving rise to the change in ownership, (v) to the entry, by the undersigned, at any time on or after the date of the Underwriting Agreement, of any trading plan providing for the sale of Shares by the undersigned, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any Shares during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period, (vi) to any transfers made by the undersigned to the Company in connection with the exercise, vesting or settlement of options, warrants or other rights to acquire Shares or Related Securities in accordance with their terms (including, in each case, by way of net exercise and/or to cover withholding tax obligations), (vii) to any transfer of Shares or Related Securities pursuant to a bona fide third-party tender offer for securities of the Company, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a Change of Control, which transaction is approved by the Board of Directors of the Company, provided that all of the undersigned’s securities subject to this letter agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this letter agreement, and provided further that it shall be a condition of the transfer that if the tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s securities subject to this letter agreement shall remain subject to the restrictions herein, (viii) to the conversion of the outstanding preferred stock of the Company into Shares, provided that any such Shares received upon such conversion shall be subject to the restrictions on transfer set forth in this letter agreement, (ix) to any transfer of Shares by (a) operation of law pursuant to a court order or (b) a settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union; and (x) to any transfer of the undersigned’s Shares or Related Securities to the Company in connection with (a) the termination of the undersigned’s employment with the Company, or (b) pursuant to agreements under which the Company has the option to repurchase such shares; provided, however, that:

•

in the case of any transfer described in clause (i), (ii), (iii) or (ix) above, it shall be a condition to the transfer that each transferee executes and delivers to the Representatives an agreement in form and substance satisfactory to the Representatives stating that such transferee is receiving and holding such Shares and/or Related Securities subject to the provisions of this letter agreement and agrees not to Sell or Offer to Sell such Shares and/or Related Securities, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such transferee had been an original signatory hereto);

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in the case of any transfer described in clause (i), (ii), (iii), or (iv) above, prior to the expiration of the Lock-Up Period, no public disclosure or filing under Section 16 of the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership in connection with such transfer; and

•

in the case of any transfer described in clause (vi), (viii), (ix) or (x) above, that any required filing under Section 16 of the Exchange Act shall indicate in the footnotes thereto that the filing relates to the circumstances described in such clause and no other public announcement shall be required or shall be made voluntarily in connection with such transfer.

For avoidance of doubt, nothing in this letter agreement restricts or prohibits the undersigned from exercising any options or warrants to purchase Shares of the Company described in the final prospectus relating to this Offering (the “Prospectus”) (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis), insofar as such option or warrant is outstanding as of the date of the Prospectus, or the vesting of an award of Shares or any related transfer of Shares to the Company in connection therewith, it being understood that any Shares issued upon such exercises will be subject to the restrictions of this letter agreement and provided, however, that (i) if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of such options or warrants during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that the disposition relates to the exercise of an option or warrant, as applicable, (ii) no other public announcement or filing is voluntarily made regarding such exercise during the Lock-Up Period and (iii) the Shares received upon exercise are subject to the restrictions of this letter agreement.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Shares the undersigned may purchase or otherwise receive in the Offering (including pursuant to a directed share program).

In addition, if the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Shares, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company (in accordance with the provisions of the Underwriting Agreement) will announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter agreement that are applicable to the transferor to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or Related Securities held by the undersigned and the undersigned’s Family Members, if any, except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any Shares and/or any Related Securities owned either of record or beneficially by the undersigned, including those rights set forth in any registration rights agreement or investors’ rights agreement to which the undersigned and the Company may be a party, and any rights to receive notice of the Offering.

The undersigned confirms that the undersigned has not, and has no knowledge that any Family Member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. The undersigned will not, and will cause any Family Member not to take, directly or indirectly, any such action.

In the event that a release (including for purposes of this paragraph, a waiver or modification with respect to restrictions) relating to a lock-up agreement entered into in connection with the Offering is granted by the Representatives to any officer or director of the Company or any person that beneficially owns, based on Shares outstanding immediately after the consummation of the Offering (as adjusted for any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event), 1% or more of the outstanding Shares (“Significant Holder”) other than the undersigned (the “Permitted Release”), the same percentage of Shares held by the undersigned (the “Pro-Rata Release”) as the percentage of Shares held by the person granted the Permitted Release shall be immediately and fully released on the same terms from any remaining lock-up restrictions set forth herein; provided, however, that no Pro-Rata Release of the undersigned’s Shares will occur unless the Representatives have waived such prohibitions with respect to Shares, or Related Securities, in the aggregate, representing more than 1% of the Shares or Related Securities outstanding immediately after the consummation of the Offering (as adjusted for any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event), in one or a series of similar transactions (based on the closing or last reported sale price of the Shares on the date such waiver becomes effective). The Pro-Rata Release shall not be applied in the case of (i) an early release from the restrictions described herein to a director or officer of the Company or other individual due to circumstances of an emergency or hardship, as determined by the Representatives in their sole judgment, (ii) a release effective solely to permit a transfer not involving a disposition for value if the transferee agrees in writing to be bound by the same terms described in this letter agreement or (iii) an early release from the restrictions described herein during the Lock-Up Period in connection with an underwritten public offering that is wholly or partially a secondary offering of Shares (a “Follow On Offering”), provided that the undersigned is afforded the opportunity to participate in such offering consistent with the undersigned’s existing contractual rights and on pricing terms that are no less favorable than the terms of the Follow On Offering. The Representatives shall use commercially reasonable efforts to provide notice to the Company within three (3) business days after the occurrence of a release of a stockholder of its obligations under any lock-up agreement executed in connection with the Offering that gives rise to a corresponding release of the undersigned from its obligations hereunder pursuant to the terms of this paragraph, provided that the failure to give such notice shall not give rise to any claim or liability against the underwriters. The undersigned further acknowledges that the Representatives are under no obligation to inquire whether, or to ensure that, the Company notifies the undersigned of the delivery by the Representatives of any such notice. For purposes of determining beneficial ownership of a stockholder, all Shares held by investment funds affiliated with such stockholder shall be aggregated.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the underwriters.

The undersigned acknowledges and agrees that the underwriters have not provided any recommendation or investment advice nor have the underwriters solicited any action from the undersigned with respect to the Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the underwriters may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Offering, the underwriters are not making a recommendation to you to participate in the Offering, enter into this letter agreement, or sell any Shares at the price determined in the Offering, and nothing set forth in such disclosures is intended to suggest that any underwriter is making such a recommendation.

If (i)(a) prior to the execution of the Underwriting Agreement, the Company notifies the Representatives in writing that it does not intend to proceed with the Offering or (b) prior to the execution of the Underwriting Agreement, the Representatives notify the Company in writing that the underwriters do not intend to proceed with the Offering, (ii) the Underwriting Agreement is not executed by September 30, 2021 (provided, however, that the undersigned agrees that this letter agreement shall be automatically extended by three months if the Company provides written notice to the undersigned that the Company is still pursuing the Offering), (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of any Shares to be sold thereunder, or (iv) the registration statement filed with the SEC in connection with the Offering is withdrawn, then this letter agreement shall immediately be terminated and the undersigned shall automatically be released from all of his, her or its obligations under this letter agreement.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows]

Signature

Printed Name of Person Signing

(Indicate capacity of person signing if signing as custodian or trustee, or on behalf of an entity)

[Signature Page to Lock-Up]

Annex A

Certain Defined Terms

Used in Lock-up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

•	“Affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

•	“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

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“Change of Control” shall mean any bona fide third party tender offer, merger, consolidation or other similar transaction, in one transaction or a series of related transactions, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% or more of the total voting power of the voting stock of the Company (or the surviving entity).

•	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise). “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

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“Lock-up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is 180 days after the date of the Prospectus (as defined in the Underwriting Agreement).

•	“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

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“Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Shares.

•	“Securities Act” shall mean the Securities Act of 1933, as amended.

•	“Sell or Offer to Sell” shall mean to:

•	sell, offer to sell, contract to sell or lend,

•	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position

•	pledge, hypothecate or grant any security interest in, or

•	in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

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“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this lock-up agreement.